United States
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549



                              FORM 8-K
                           CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange
                            Act of 1934


  Date of Report (Date of earliest Event Reported)   January 21, 2004




                    NORTHERN EMPIRE BANCSHARES
     -----------------------------------------------------
     (Exact name of registrant as specified in its charter)


        CALIFORNIA               2-91196                94-2830529
----------------------------   -----------         -----------------
(State or other jurisdiction  (Commission          (IRS Employer
of incorporation)              File Number)        Identification No.)




        801 Fourth Street, Santa Rosa, California   95404
        --------------------------------------------------
        (Address of principal executive offices)  (Zip code)


Registrant's telephone number, including area code   (707) 579-2265


    ----------------------------------------------------------
   Former Name or former address, if changed since last report



ITEM 7.  Financial Statements and Exhibits.

      (c) Exhibits No. 99.1   Press Release dated January 21, 2004


ITEM 9.  Regulation FD Disclosure:  Results of Operations and Financial
         Condition

    In accordance with Securities and Exchange Commission Release No. 33-8216, relating to Item 12 "Results of Operations and Financial
Condition," the information required to be furnished under Item 12 is furnished under Item 9.


    On January 21, 2004, Northern Empire Bancshares issued a press release announcing its financial results for the year ended December 31, 2003. A copy of the press release is attached hereto as Exhibit 99.1.


     Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         NORTHERN EMPIRE BANCSHARES

Date:  January 21, 2004
                              /s/ Deborah A. Meekins
                              ------------------------------------
                              Deborah A. Meekins
                              President & Chief Executive Officer




EXHIBIT INDEX

Exhibit No.    Subject Matter

99.1    Press Release dated January 21, 2004

Exhibit 99.1


January 21, 2004

PRESS RELEASE


RECORD PROFITS IN 2003 FOR NORTHERN EMPIRE BANCSHARES


Northern Empire Bancshares, the financial holding company of Sonoma National Bank, reported consolidated income of $11,271,000 for the year ended December 31, 2003 compared to $9,335,000 in 2002 representing an increase of 20.7%. Return on average assets equaled 1.5% and the return on average equity equaled 18.8% for the year. Earnings per share was $1.28 and $1.12 on a diluted basis compared to $1.07 and $.94 for 2002. Fourth quarter earnings equaled $3,060,000 in 2003 up 25.8% from the same quarter last year.

Increased earnings in 2003 resulted from growth in loans, which increased net interest margin from $25.6 million in 2002 to $30.8 million in 2003. Gross loans equaled $742.0 million at year end compared to $594.3 million at December 31, 2002 for an increase of 24.8%. The allowance for loan losses increased to $7.3 million up from $6.4 million at December 31, 2002 in recognition of the loan growth during the year and general concerns about the impact of the economy on the Bank's borrowers.

Advances from the Federal Home Loan Bank increased from $54.8 million at December 31, 2002 to $119.2 million at the end of 2003. These advances improve the net interest margin since their interest rates are significantly lower than the cost of deposits of a similar term.

Operating expenses totaling $14.1 million increased 20.8% over last year. The majority of the increase results from growth in the Bank which included the new branch in Sonoma, a new loan production office in San Rafael and new staff to process current and future growth. The Bank also upgraded its core data processing systems to increase productivity and provide for future expansion. In January 2004 the Bank signed a lease for a new branch office in San Rafael to open this Summer. The efficiency ratio equaled 42.0% which is low when compared to our peer group.

Total assets at December 31, 2003 were up 23.0% to $848.2 million from $689.4 million one year ago. Deposits were up 14.0% to $658.3 million. The Bank remained well capitalized with total risk based capital equaling 11.4% on December 31, 2003.

Except for historical information contained herein, the statements contained in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to risks and uncertainties. Actual results may differ materially from those set forth in or implied by forward-looking statements. These risks are described from time to time in Northern Empire Bancshares' Securities and Exchange Commission filings, including its annual reports on Form 10-K and quarterly reports on Form 10-Q. Northern Empire Bancshares disclaims any intent or obligation to update these forward-looking statements.



                   NORTHERN EMPIRE BANCSHARES
                   CONSOLIDATED BALANCE SHEET
                         (Unaudited)
                                                        December 31,
                                                      2003         2002
ASSETS
Cash and due from banks                        $20,078,000  $14,915,000
Federal funds sold                              74,496,000   72,746,000
Investment securities
  Available for sale                               632,000      652,000
  Restricted                                     6,126,000    2,905,000
Loans, net                                     733,857,000  586,461,000
Leasehold improvements and equipment, net        1,586,000    1,361,000
Accrued interest receivable and other assets    11,451,000   10,340,000
                                              ------------ ------------
Total Assets                                  $848,226,000 $689,380,000
                                              ============ ============

LIABILITIES AND SHAREHOLDERS
Deposits                                      $658,320,000 $577,585,000
Accrued interest payable and
 other liabilities                               3,162,000    3,281,000
FHLB advances                                  119,211,000   54,776,000
                                              ------------ ------------
Total Liabilities                              780,693,000  635,642,000
Shareholder's equity                            67,533,000   53,738,000
                                              ------------ ------------
Total Liabilities and Shareholders Equity     $848,226,000 $689,380,000
                                              ============ ============



                   NORTHERN EMPIRE BANCSHARES
                  CONSOLIDATED INCOME STATEMENT
                         (unaudited)
                                Three Months             Years ended
                             ended December 31,          December 31,
                           ---------------------  ----------------------
                                 2003       2002        2003        2002
                                 ----       ----        ----        ----
INTEREST INCOME            11,663,000 10,983,000 $44,732,000 $41,456,000
INTEREST EXPENSE            3,312,000  4,134,000  13,924,000  15,841,000
                          ----------- ---------- ----------- -----------
NET INTEREST INCOME         8,351,000  6,849,000  30,808,000  25,615,000
PROVISION FOR LOAN LOSSES     150,000    300,000     900,000     840,000
OTHER INCOME                  717,000    609,000   2,894,000   2,334,000
NONINTEREST EXPENSES        3,883,000  3,320,000  14,165,000  11,678,000
                          ----------- ---------- ----------- -----------
INCOME BEFORE INCOME TAXES  5,035,000  3,838,000  18,637,000  15,431,000
INCOME TAX PROVISION        1,975,000  1,405,000   7,366,000   6,096,000
                          ----------- ---------- ----------- -----------
NET INCOME                 $3,060,000 $2,433,000 $11,271,000  $9,335,000
                          =========== ========== =========== ===========
Earnings per common share       $0.35     $0.26*       $1.28      $1.07*
Earnings per common share
  assuming dilution             $0.30     $0.23*       $1.12      $0.94*

Stock Market Data at December 31:
  Price Per Share*                                    $17.30      $12.17
  Book Value*                                          $7.47       $6.12
  Price-to-book ratio*                                  2.32        1.99

Selected Financial Ratios:
  Return on average assets                              1.5%        1.5%
  Return on average equity                             18.8%       18.9%
  Efficiency ratio                                     42.0%       41.8%

* Prior year adjusted for 5% stock dividend and 2 for 1 stock split